Exhibit 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

LARRY KELLER, Derivatively on Behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, RUDOLPH NISI,

Defendants,

and,

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:17-cv-01777-KM-JBC

Additional Caption On Next Page

REED JOHNSON and JAMES KEAHEY, derivatively on behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

MARK W. SCHWARTZ, RYAN M. DUNLAP, CHRISTOPHER S. LENTO, REMY BERNARDA, WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, STEVEN A. KRIEGSMAN, and RUDOLPH NISI,

Defendants,

and

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:18-cv-00903-KM-JBC
STIPULATION OF SETTLEMENT

This Stipulation and Agreement of Settlement is made and entered into as of June 15, 2021 (the “Stipulation”) and is intended to fully, finally and forever compromise, resolve, discharge and settle the Released Claims (as defined below) in accordance with the terms and conditions set forth below, subject to the approval of the United States District Court for the District of New Jersey (the “Court”). The parties to this Stipulation (the “Settling Parties”) are: (i) Reed Johnson, James Keahey, Larry Keller, and James Jacobs (collectively, “Plaintiffs”), derivatively on behalf of nominal defendant SELLAS Life Sciences Group, Inc. (f/k/a Galena Biopharma, Inc.) (“Sellas” or the “Company”); (ii) nominal defendant Sellas; and (iii) Mark W. Schwartz, Ryan M. Dunlap, Christopher S. Lento, Remy Bernarda, William L. Ashton, Richard Chin, Stephen Galliker, Mary Ann Gray, Steven A. Kriegsman, and Rudolph Nisi (collectively, the “Individual Defendants,” and together with Sellas, “Defendants”).

Subject to the approval of the Court, the Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge, and settle the following actions: (i) Keller v. Ashton, et al, Civil Action No.: 2:17-cv-1777 (D.N.J.) (the “Keller Action”); (ii) Johnson v. Schwartz, Civil Action No.: 2:18-cv-00903 (D.N.J.) (the “Johnson Action,” together with the Keller Action, the “Derivative Action”); and (iii) Jacobs v. Schwartz, et al., Case No. C17-10222 (Cal. Sup.) (the “California Action,” and together with the Derivative Action, the “Derivative Actions”), upon and subject to the terms and conditions hereof. 1

1        Although filed only in the Derivative Action, the Stipulation also resolves the California Action. Mr. Daniel Grunfeld – a current Sellas stockholder who has owned Sellas stock continuously since before any of the alleged wrongdoing in this matter occurred – stands ready and able to substitute in as the named plaintiff in the Keller Action in place of the original named plaintiff, Larry Keller, who no longer holds shares of Sellas stock. The Settling Parties agree that given the settlement and procedural posture of this multi-jurisdictional derivative litigation, it is not necessary for Mr. Grunfeld to formally substitute in as a named plaintiff in the Keller Action.

I.       FACTUAL AND PROCEDURAL BACKGROUND

A.        Plaintiffs’ Claims

Plaintiffs’ allegations center on the promotion and marketing of Abstral, a fentanyl-based pain medication sold by Sellas’ predecessor entity, Galena Biopharma, Inc. (“Galena”), from October 2013 until November 2015. In May 2015, a pain management clinic and affiliated pharmacy operated by two high-prescribing physicians of Abstral (Drs. Ruan and Couch) were shut down and the physicians arrested and ultimately found guilty, in February 2017, of a number of federal offenses, primarily relating to their over-prescribing of fentanyl-based medications. On September 8, 2017, following the receipt of a subpoena from the U.S. Attorney’s Office for the District of New Jersey (“NJ USAO”) requesting documents relating to the marketing and promotion of Abstral, Galena entered into a settlement with the United States Department of Justice (the “DOJ”), pursuant to which it agreed to a payment of $7.55 million to “resolve allegations under the civil False Claims Act.” In February 2017, shortly after Drs. Ruan and Couch’s trial, Galena and certain of its officers and directors were named as defendants in a putative class action alleging violations of the federal securities laws, filed in the United States District Court for the District of New Jersey and captioned In re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 2:17-cv-00929 (the “Securities Action”).

a.       The Keller and Johnson Actions

On March 16, 2017, Plaintiff Larry Keller commenced the Keller Action against certain of the Defendants in the United States District Court for the District of New Jersey (the “Court”), asserting derivative claims for breach of fiduciary duties, gross mismanagement, and unjust enrichment on behalf of the Company in connection with the aforementioned issues. (Keller Action, Dkt. No. 1).

On May 12, 2017, the Court so-ordered a stipulation to stay the Keller Action pending the outcome of motions to dismiss in the Securities Action, and to appoint Gainey McKenna & Egleston Interim Lead Counsel. (Keller Action, Dkt. No. 21).

On January 23, 2018, Plaintiff Reed Johnson commenced the Johnson Action against Defendants in the Court asserting breaches of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934, also on behalf of the Company in connection with the aforementioned issues. (Johnson Action, Dkt. No. 1). The Johnson Action also asserts claims relating to the alleged miscounting of shareholder votes relating to certain internal corporate issues addressed at shareholder meetings in 2016 and 2017.

On May 1, 2018, the Court so-ordered a stipulation to stay the Johnson Action pending the outcome of motions to dismiss in the Securities Action and to appoint The Brown Law Firm as Interim Lead Counsel. (Johnson Action, Dkt. No. 6).

On June 24, 2020, counsel for Defendants in the Keller Action and Johnson Action wrote a letter to the Court lifting the previous stays pursuant to the terms of the previous stipulations to stay, and the Court so-ordered those respective letters on June 25, 2020 in the Keller Action (Dkt. No. 35) and on June 29, 2020 in the Johnson Action. (Dkt. No. 15).

Thereafter, Defendants filed a motion to dismiss in the Keller Action on July 13, 2020. (Keller Action, Dkt. Nos. 40-42).

Defendants also filed a motion to dismiss in the Johnson Action on July 16, 2020 (Johnson Action, Dkt. Nos. 19-21).

On August 6, 2020, Plaintiffs Reed Johnson and James Keahey, who was added as an additional plaintiff, filed in the Johnson Action an amended complaint, which alleged that Plaintiff Johnson sold his Sellas stock since the Johnson Action was filed. (Johnson Action, Dkt. No. 22).

On September 17, 2020, Defendants in the Johnson Action filed a renewed motion to dismiss the amended complaint. (Johnson Action, Dkt. Nos. 27-28).

b.       The California Action

On July 3, 2017, Plaintiff James Jacobs commenced an action against Defendants in the Superior Court of the State of California, County of Contra Costa, styled Jacobs v. Schwartz, et al., Case No. C17-10222, asserting derivative claims on behalf of the Company, based on substantially the same allegations asserted in the Derivative Action.

On September 7, 2017, a stipulation to stay the California Action pending the outcome of motions to dismiss in the Securities Action was so ordered by the Superior Court of the State of California, County of Contra Costa.

As part of this Settlement, the claims asserted in the California Action shall also be extinguished. A stipulation of voluntary dismissal will be filed in the California Action within five days of the entry of an order granting final approval of the Derivative Action.

B.        Settlement Negotiations and the Settlement

In June 2018, Settlement Counsel (as defined below) prepared a detailed settlement demand, along with an extensive corporate governance reforms proposal, and served it upon counsel for Defendants. Thereafter, counsel for Defendants and Settlement Counsel prepared and exchanged numerous settlement proposals and counter-proposals. Eventually, Plaintiffs and Defendants agreed to a settlement in principle of the Derivative Action setting forth policies to be adopted by Sellas in connection with the Company’s commercialization of drugs. Thereafter, Settlement Counsel and counsel for Defendants negotiated an amount of money proposed to be paid to Plaintiffs’ Counsel for the benefits achieved for the Company, representing an award of attorneys’ fees and case expenses, to be paid by Sellas’s insurers, and the amount of $270,000 was agreed upon.

Plaintiffs informed the Court in both the Keller Action (Keller Action, Dkt. No. 51) and the Johnson Action (Johnson Action, Dkt. No. 34) on January 15, 2021 of the settlement in principle. The Settling Parties memorialized their agreement as to the substantive terms of the proposed settlement in a Settlement Term Sheet executed on March 2, 2021.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY, AND THE SUBSTANTIAL BENEFIT OF THE SETTLEMENT

Although Plaintiffs believe their claims have merit, they recognize the expense and length of continued proceedings necessary to prosecute such claims through trial and subsequent appeals. Plaintiffs’ Counsel also have taken into account the costs and risks inherent in proceeding further with litigation. Therefore, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement, on the terms and conditions set forth herein, is fair, reasonable, adequate and in the best interests of Sellas and its shareholders.

Defendants deny each and every claim and contention alleged by Plaintiffs in the Derivative Actions. Defendants expressly deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged in the Derivative Actions and deny any and all allegations that Plaintiffs, Sellas, or Sellas’s shareholders suffered recoverable damages or are entitled to equitable relief as a result of any action or inaction by the Defendants.

Nonetheless, Defendants believe it is in the Company’s and their best interests that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation because, among other things, further conduct of the Derivative Action could be protracted and expensive, and could further distract the Board, management and workforce from their jobs. Further, Sellas acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was a material precipitating factor in the Company’s decision to consult with Plaintiffs and Plaintiffs’ counsel regarding the implementation of the commercialization policies. Sellas also acknowledges and agrees that the commercialization policies described below are in accordance with best practices and, accordingly, will confer substantial benefits to Sellas and Sellas’s shareholders.

NOW, THEREFORE, IT IS STIPULATED AND AGREED, by and among the Settling Parties hereto, through their undersigned counsel, as follows:

III.	CERTAIN DEFINITIONS

To the extent not otherwise defined herein, as used in this Stipulation, the following terms shall have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to the Stipulation, the definition set forth below shall control.

a.        “Court” means the U.S. District Court for the District of New Jersey.

b.       “Defendants” means Mark W. Schwartz, Ryan M. Dunlap, Christopher S. Lento, Remy Bernarda, William L. Ashton, Richard Chin, Stephen Galliker, Mary Ann Gray, Steven A. Kriegsman, and Rudolph Nisi (collectively, the “Individual Defendants”) and nominal defendant Sellas.

c.       “Defendants’ Counsel” means Hughes Hubbard & Reed LLP, Riley Safer Holmes & Cancila LLP and Goodwin Procter LLP.

d.       “Derivative Action” means collectively the Keller Action and the Johnson Action.

e.       “Derivative Actions” means collectively the Keller Action, the Johnson Action, and the California Action.

f.       “Effective Date” means the first date by which all of the events and conditions specified in Paragraph IX.12 of this Stipulation have occurred.

g.       “Execution Date” means the date that this Stipulation has been signed by all the signatories hereto through their counsel.

h.       “Final” means, with respect to any order of court, including, without limitation, the Final Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order becomes “Final” when: (a) no appeal has been filed and the prescribed time for commencing any appeal has expired; or (b) an appeal has been filed and either (i) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (ii) the order has been affirmed in its entirety and the prescribed time, if any, for commencing any further appeal has expired. For purposes of this Paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings seeking review, alteration, amendment or appeal of a court’s order.

i.       “Final Judgment” means the judgments to be entered by the Court in the Derivative Action, substantially in the form attached as Exhibit C hereto.

j.       “Immediate Family” means spouse, domestic partner, parents, grandparents, children and grandchildren.

k.       “Person” means any individual, bank, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity together with the spouses, heirs, predecessors, successors, representatives, or assigns of any of the foregoing.

l.       “Plaintiffs” means Reed Johnson, James Keahey, Larry Keller, and James Jacobs.

m.       “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., Gainey McKenna & Egleston, Pawar Law Group, P.C., Lifshitz Law Firm, P.C., and Reich Radcliffe & Hoover LLP.

n.       “Released Claims” means any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively “Claims”) against any of the Released Persons that have been, could have been, or could in the future be, asserted in the Derivative Actions or in any other derivative action in any other forum or proceeding by any Person (including but not limited to Plaintiffs) derivatively on behalf of Sellas, or by Sellas itself, against any of the Released Persons that arise out of or are related, directly or indirectly, in any way to:

(a)	any of the facts, matters, occurrences, actions, practices, conduct, events, transactions, statements, disclosures, representations, misrepresentations, omissions, or failures to act that were involved, set forth, referred to, asserted, alleged, or that could have been alleged in the Derivative Actions including, but not limited to, claims for securities law violations, breach of fiduciary duty, abuse of control, mismanagement, gross mismanagement, waste of corporate assets, unjust enrichment, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever; or

(b)	that would have been barred by res judicata had the Derivative Actions been fully litigated to a final judgment, provided that Released Claims shall not include claims to enforce the Settlement. Notwithstanding the foregoing, “Released Claims” also does not include the claims asserted in the Securities Action, In Re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 2:17cv929 (D. N.J.).

o.       “Released Persons” means (a) Sellas and the Individual Defendants, as well as any person, partnership, bank, firm, corporation, limited liability company, trust or other entity or organization in which Sellas or any Defendant has a controlling interest or which is or was related to or affiliated with any of them; and (b) with respect to each of the Persons in subsection (a), their respective past, present or future directors and officers, including but not limited to the Individual Defendants and nominal defendant Sellas and their respective past, present or future employees, insurers, reinsurers, attorneys, agents, partners, principals, advisors, investment advisors, auditors, accountants, trustees, underwriters, investment bankers, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and anyone acting or purporting to act for or on behalf of any of them or their successors.

p.       “Sellas Shareholder” means any Person with a direct or beneficial interest in Sellas common stock.

q.       “Settlement” means the settlement embodied in this Stipulation.

r.       “Settlement Counsel” means The Brown Law Firm, P.C. and Gainey McKenna & Egleston.

s.       “Settling Parties” means Plaintiffs Larry Keller, Reed Johnson, James Keahey, James Jacobs, and the Defendants collectively.

t.       “Unknown Claims” means any Released Claims that Plaintiffs, Sellas or any Sellas Shareholder (claiming in the right of, or on behalf of, Sellas) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, Plaintiffs and Sellas stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party.

Plaintiffs and Sellas shall expressly waive, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.

Plaintiffs, Sellas, and any Sellas Shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs and Sellas shall expressly have, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Sellas acknowledge, and every Sellas Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

IV.	ADOPTION OF POLICIES FOR COMMERCIALIZATION OF DRUGS

1.       Within 90 days of the Court’s entering the Final Judgment, Sellas shall adopt resolutions to implement the corporate policies regarding the commercialization of drugs set forth in Exhibit A hereto, and incorporated by reference herein (“Commercialization Policy”). The Commercialization Policy shall remain in effect for no less than three (3) years after the Effective Date.

2.       Sellas acknowledges and agrees that the filing, pendency and settlement of the Derivative Action was a material precipitating factor in the Company’s decision to consult with Plaintiffs and Plaintiffs’ Counsel regarding the implementation of the Commercialization Policy.

3.       Sellas also acknowledges and agrees that the Commercialization Policy described in Exhibit A hereto is in accordance with best practices and, accordingly, will confer substantial benefits to Sellas and Sellas’s shareholders.

V.        PROCEDURE FOR IMPLEMENTING THE SETTLEMENT

4.       Promptly after the Execution Date, Settlement Counsel shall submit the Stipulation together with its Exhibits to the Court, and shall make an application, which shall be unopposed by Sellas and Defendants, for entry of an order substantially in the form and content of Exhibit B attached hereto (the “Preliminary Approval Order”). The application shall request, inter alia, the preliminary approval of the Settlement set forth in the Stipulation, approval of notice to Sellas Shareholders in the form attached as Exhibit B-1 hereto (“Notice”), as well as a date for a hearing at which the Court will decide whether to grant final approval of the Settlement (“Final Hearing”). The Notice shall include the general terms of the proposed Settlement set forth in the Stipulation, contact information for Plaintiffs’ Counsel, and the date of the Final Hearing, and shall note that a copy of the Stipulation of Settlement is posted on the Company’s website.

5.       Subject to Court approval, within ten (10) days after the entry of an order by the Court preliminarily approving the settlement, Sellas shall: (1) post a copy of the Notice and the Stipulation of Settlement on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice as an attachment to a Form 8-K filed with the Securities and Exchange Commission. The Notice shall provide a link to Sellas’s website where the Notice and Stipulation of Settlement may be viewed. Plaintiffs will have no responsibility or liability for paying the costs and expenses related to providing Notice of the Settlement set forth in this paragraph.

VI.       ATTORNEYS’ FEES

6.       The Settling Parties reached agreement on a proposed Fee and Expense Award of $270,000 as payment to Plaintiffs’ Counsel for the benefits achieved on behalf of Sellas in the Derivative Actions (the “Fee and Expense Award”) payable by the Company’s insurers.

7.       Sellas and Defendants will not oppose an application by Plaintiffs’ Counsel for Service Awards of up to $2,500.00 for James Keahey, Daniel Grunfeld and James Jacobs, which shall be paid from the Fee and Expense Award.

8.       Any attorneys’ fees and expenses awarded to Plaintiffs’ Counsel by the Court shall be deposited into an escrow account designated by Settlement Counsel (“Escrow Account”) within thirty (30) business days after the date that the Court enters the Preliminary Approval Order substantially in the form attached hereto as Exhibit B. The funds deposited into the Escrow Account may not be distributed until the Court enters a Final Judgment. Settlement Counsel will allocate the Fee and Expense Award amongst Plaintiffs’ Counsel in a manner in which they have agreed.  If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack or otherwise, the Fee and Expense Award is overturned, reduced or does not become Final for any reason, or if the Settlement is terminated, not approved by the Court, or otherwise does not become effective pursuant to Paragraph IX.12 hereof, then, within thirty (30) days after receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction of such event, Plaintiffs’ Counsel shall refund to Sellas’s insurers in an amount consistent with such reversal or modification, the Fee and Expense Award paid to them.

VII.        FINAL JUDGMENT APPROVING THE SETTLEMENT

9.       At the Final Hearing, Settlement Counsel shall request entry of the Final Judgment, substantially in the form attached hereto as Exhibit C.

VIII.        RELEASES

10.       Upon the Effective Date, Plaintiffs, Sellas and all current and former Sellas Shareholders, on behalf of themselves, and each of their respective personal representatives, Immediate Family, trustees, heirs, executors, administrators, parent entities, associates, affiliates, predecessors, successors and assigns, and any other Person claiming (now or in the future) to be acting on behalf of any of them, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, settled and discharged all Released Claims against the Released Persons and shall be permanently barred and enjoined from instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons, or assisting any Person in instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

11.       Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the defense, institution, prosecution, assertion, settlement, or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

IX.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

12.       The Effective Date of this Stipulation, and the Settlement incorporated herein, shall be the date on which all of the following conditions of settlement shall have occurred:

a)       final approval by the Court of the Settlement, following notice to Sellas Shareholders and the Final Hearing;

b)       entry by the Court of the Final Judgment in all material respects in the form set forth in Exhibit C, and the Final Judgment becoming Final, or, in the event that the Court enters a judgment in a form other than that provided above (“Alternative Judgment”) and neither Plaintiffs on the one hand, nor the Defendants on the other, elect to terminate this Settlement, the date that such Alternative Judgment becomes Final; and

c)       if the circumstances described in Paragraph 13 occur, the expiration of the time for Plaintiffs on the one hand, or the Defendants on the other, to exercise the termination rights provided in the applicable Paragraph(s) without the termination rights being exercised.

13.       Plaintiffs on the one hand, and Defendants on the other, shall each have the right to terminate the Settlement, and thereby this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to all other Settling Parties hereto within thirty (30) calendar days of:

a)       the Court declining to enter the Preliminary Approval Order in any respect that the terminating party reasonably and in good faith believes is materially adverse to it;

b)       the Court refusing to approve the Settlement as set forth in this Stipulation in any respect that the terminating party reasonably and in good faith believes is materially adverse to it;

c)       the failure of the Fee and Expense Award to be deposited to the Escrow Account in accordance with Paragraphs VI.6-8 above;

d)        the Court declining to enter the Final Judgment in any respect that the terminating party reasonably and in good faith believes is materially adverse to it;

e)       the date upon which the Final Judgment is modified or reversed by the Court, the Third Circuit Court of Appeals or the U.S. Supreme Court in any respect that the terminating party reasonably and in good faith believes is materially adverse to it; or

f)       the date upon which an Alternative Judgment is modified or reversed by the Court, the Third Circuit Court of Appeals or the Supreme Court in any respect that the terminating party reasonably and in good faith believes is materially adverse to it.

Notwithstanding anything above, Plaintiffs may not terminate the Settlement based on the amount of attorneys’ fees and/or expenses awarded by the Court.

14.       In the absence of any of the events enumerated in Paragraph 13 above, no party shall have the right to terminate the Stipulation for any reason.

15.       If the Settlement is terminated by Plaintiffs or Defendants (a “Termination”): (a) the Settlement shall be without force and effect upon the rights of the Settling Parties, and none of its terms (other than this Paragraph, Paragraph IX.13, Paragraph XI.18, Paragraph XI.27 and Paragraph XI.28) shall be effective or enforceable; (b) the Settling Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses, whether legal or equitable, of any of the Settling Parties hereto that existed prior to executing this Stipulation shall be diminished or prejudiced in any way; and (c) within thirty (30) days from the date of such Termination, Plaintiffs’ Counsel shall return to Sellas’s insurers any and all sums paid pursuant to Paragraph VI.8 above. The termination rights set forth herein are not intended to limit or impair the Settling Parties’ rights under the law of contracts of the State of New Jersey with respect to any breach of this Settlement.

X.        NO ADMISSIONS

16.       The Settling Parties intend the Settlement as described herein to be a final and complete resolution of all disputes between them with respect to the Derivative Actions and to compromise claims that are contested. Entry into this Settlement shall not be deemed an admission by any party hereto as to the merits of any claim or defense or any allegation made in the Derivative Actions.

17.        This Stipulation, whether or not it is consummated and whether or not it is terminated, any of its provisions, any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, all matters arising in connection with such negotiations, proceedings or agreements, and all acts performed or documents executed pursuant to or in furtherance of this Stipulation:

a)       shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

b)       shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in the Derivative Actions or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

c)       shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

d)       shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release of Released Claims and other liability protections granted them hereunder;

e)       shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

f)       shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs or Plaintiffs’ Counsel that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit; and

g)       shall not, in the event of a Termination, be used by any Settling Party for any purpose in any trial in the Derivative Actions.

Any Settling Party may file or introduce this Stipulation and/or the Final Judgment in any action or proceeding that may be brought to enforce the terms of this Stipulation and/or the Final Judgment, or any action or proceeding related to rights or claims of Defendants relating to indemnification and/or advancement in connection with the Derivative Actions.

XI.        MISCELLANEOUS PROVISIONS

18.       The Settling Parties: (a) acknowledge that it is their intent to consummate the Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

19.       The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest. The Settling Parties reserve the right, upon the agreement of all of them and subject to the Court’s approval, to make any reasonable extensions of time or modifications to the Exhibits that might be necessary to carry out any of the provisions of this Stipulation.

20.       The Stipulation, including its Exhibits, constitutes the entire agreement among the Settling Parties hereto and no representations, warranties, or inducements have been made to any party concerning the Stipulation other than the representations, warranties, and covenants contained and memorialized in such documents. Any and all prior or contemporaneous discussions, negotiations, agreements, commitments, and understandings related thereto are superseded hereby. It is understood by the Settling Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law. Except as otherwise provided herein, each Settling Party shall bear its own costs.

21.       The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court. The Settling Parties agree that facsimile or scanned signatures shall have the same force and effect as original signatures.

22.       The Stipulation shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, trustees, successors and assigns of the Settling Parties, including any corporation or other entity into or with which any party merges, consolidates, or reorganizes.

23.       The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Settling Parties and their counsel hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

24.       Nothing in this Stipulation, Settlement, or the negotiations or proceedings relating to the foregoing is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege or the work-product privilege, and all information transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with this Settlement shall be inadmissible in any proceeding in any federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or tribunal.

25.       This Stipulation and the Settlement contemplated by it, and all disputes arising out of or relating to the Stipulation and Settlement, shall be construed and enforced in accordance with, and governed by, the substantive laws and procedural rules of the State of New Jersey without giving effect to conflicts of law principles, except to the extent that federal law requires that federal law governs. Any dispute relating to this Stipulation or the Settlement shall be brought exclusively in the U.S. District Court for the District of New Jersey.

26.       This Stipulation should not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that the Stipulation is the result of arm’s length negotiations between the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of the Stipulation.

27.       All agreements by, between or among the Settling Parties, their counsel and their other advisors as to the confidentiality of information exchanged between or among them shall remain in full force and effect, and shall survive the execution and any termination of this Stipulation and the final consummation of the Settlement, if finally consummated.

28.       In the event any proceedings by or on behalf of Sellas, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner, to the extent consistent with applicable law. If any Bankruptcy Proceedings by or on behalf of Sellas are initiated prior to the payment of the Fee and Expense Award, the Settling Parties agree that all dates and deadlines in the Derivative Action, if any, or any dates and deadlines associated with the appeal of the Derivative Action, if any, will be extended for such periods of time as are necessary to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of this Settlement, to the extent consistent with applicable law.

29.       Except in the event of termination of this Settlement, Plaintiffs, Sellas and Individual Defendants agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Derivative Actions were brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the terms of this Settlement were negotiated at arms’ length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel.

30.       Any written notice required pursuant to or in connection with this Stipulation shall be addressed to the Settling Parties’ counsel as designated and identified below, and sent by both email and overnight mail.

31.       The waiver by one Settling Party of any breach of this Stipulation by any other Settling Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

32.       The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of the Stipulation or the intent of any provision.

33.       All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

IN WITNESS WHEREOF, the Settling Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys as of the date set forth below.

June 15, 2021

/s/ Vik Pawar

Vik Pawar, Esq.

PAWAR LAW GROUP P.C.

6 South Street, Suite 201

Morristown, New Jersey 07960

Telephone: (212) 571-0805

Facsimile: (212) 571-0938

Email: vikrantpawaresq@gmail.com

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

/s/ Barry J. Gainey

Barry J. Gainey (N.J. Bar No. 7560)

GAINEY McKENNA & EGLESTON

375 Abbott Road

Paramus, NJ 07652

Telephone: (201) 225-9001

Facsimile: (201) 225-9002

Email: bgainey@gme-law.com

Thomas J. McKenna

Gregory M. Egleston

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, NY 10017

Telephone: (212) 983-1300

Facsimile: (212) 983-0380

Email: tjmckenn@gme-law.com

Email: gc&eston@gme-1aw.com

Attorneys for Plaintiffs Johnson, Keahey, and Keller

/s/ Shahzeb Lari

Shahzeb Lari

Eric Blumenfeld

HUGHES HUBBARD & REED LLP

One Battery Park Plaza

New York, New York 10004

Telephone: (212) 837-6000

Fax: (212) 422-4726

Attorneys for Defendants William L. Ashton,

Remy Bernarda, Richard Chin, Ryan M.

Dunlap, Stephen Galliker, Mary Ann Gray,

Steven A. Kriegsman and Rudolph Nisi, and

Nominal Defendant SELLAS Life Sciences

Group, Inc. f/k/a Galena Biopharma, Inc.

/s/ Sandra L. Musumeci

Sandra L. Musumeci

RILEY SAFER HOLMES & CANCILA LLP

136 Madison Avenue, 6th Floor

New York, NY 10016

Telephone: (212) 660-1000

Fax: (212) 660-1001

smusumeci@rshc-law.com

David Resnicoff (admitted pro hac vice)

RILEY SAFER HOLMES & CANCILA LLP

70 W. Madison Street, Suite 2900

Chicago, IL 60602

Telephone: (312) 471-8700

dresnicoff@rshc-law.com

Attorneys for Defendant Christopher S. Lento

/s/ Joshua M. Lifshitz Joshua M. Lifshitz LIFSHITZ LAW FIRM P.C. 1190 Broadway Hewlett, NY 11557 Telephone: (516) 493-9780 Fax: (516) 280-7376 jml@jlclasslaw.com Attorneys for Plaintiff James Jacob

/s/ Glenn S. Kerner

Glenn S. Kerner

GOODWIN PROCTER LLP

620 Eight Avenue

New York, NY 10018

Telephone: (212) 813-8800

Fax: (212) 355-3333

gkerner@goodwinlaw.com

Richard M. Strassberg (admitted pro hac vice)

Caroline H. Bullerjahn (admitted pro hac vice)

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1000

Fax: (617) 523-1231

rstrassberg@goodwinlaw.com

cbullerjahn@goodwinlaw.com

Attorneys for Defendant Mark W. Schwartz

EXHIBIT A

SELLAS acknowledges and agrees that the filing, pendency, and settlement of the three Derivative Actions was a material precipitating factor in the Company’s decision to consult with Plaintiffs and Plaintiffs’ counsel regarding the implementation of the commercialization policies. SELLAS also acknowledges and agrees that the commercialization policies described below are in accordance with best practices and, accordingly, will confer substantial benefits to SELLAS and SELLAS’s shareholders.

The policies regarding the commercialization of drugs are as follows:

ADOPTION OF POLICIES FOR COMMERCIALIZATION OF DRUGS

The Board shall adopt a policy for the commercialization of drugs (“Commercialization Policy”), educate all relevant employees, and provide for enforcement mechanisms designed to eliminate actual or apparent conflicts of interest pursuant as follows:

(a) The Commercialization Policy, which may include standard operating procedures and guidances, shall incorporate by reference and adopt the most recent PhRMA Code on Interactions with Health Care Professionals (the “PhRMA Code”) as a minimum standard, including, without limitation, provisions which:

(i) Specify that meals provided in connection with educational programming must be incidental to that programming, must take place in a medical office or similar workplace environment, must be reasonable and moderate in cost, must not be part of an entertainment or recreational event, and must be provided only to Health Care Professionals (“HCPs”) as well as members of their staffs attending presentations;

(ii) Prohibit providing entertainment or recreation to HCPs, including tickets to cultural or sporting events;

(iii) Prohibit payments in cash or cash equivalents (such as gift certificates) to HCPs either directly or indirectly, except as compensation for bona fide services;

(iv) Separate decisions on funding for any Continuing Medical Education (“CME”) grants from marketing functions, and ensure that programs funded by the Company are bona fide educational programs and that the financial support is not an inducement to prescribe or recommend a particular medicine or course of treatment;

(v) Ensure that any CME sponsorship uses a CME provider that complies with ACCME accreditation and does not pay or reward HCPs for attending seminars or any other types of training programs;

(vi) Ensure that consulting, speaking events, sponsorship of educational activities, or similar arrangements between the Company and HCPs are not used to induce or reward HCPs in connection with any particular treatments; and

(vii) Specify that the Company is allowed to provide product samples for free distribution to patients and occasional, inexpensive educational materials, such as posters or magnets, for distribution to HCP offices or patients. Any items which could have independent value outside of an HCP’s professional practice are prohibited, as are any items that have significant value, any items that do not directly enhance educational or informational purposes, such as branded pens, notepads, or mugs, and any items that personally benefit HCPs such as flowers or foods.

(b) The Commercialization Policy shall ensure that:

(i)	all information provided by or on behalf of the Company is accurate, substantiable, reflects the balance between benefits and risks, and complies with all relevant laws and regulations.

(ii)	the Company shall not promote off-label uses;

(iii)	all employees with responsibilities that directly or indirectly involve marketing or sales are provided with the Commercialization Policies, are given the opportunity to ask questions, and are provided with periodic, interactive training on the Commercialization Policy and their responsibilities derived therefrom.

(c) The Board shall adopt a non-retaliation policy in connection with reports of violations of the Commercialization Policy.

(d) The Commercialization Policy shall specify enforcement mechanisms, which provide for real consequences up to and including dismissal for serious violations.

EXHIBIT B

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

LARRY KELLER, Derivatively on Behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, RUDOLPH NISI,

Defendants,

and,

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:17-cv-01777-KM-JBC

Additional Caption On Next Page

REED JOHNSON and JAMES KEAHEY, derivatively on behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

MARK W. SCHWARTZ, RYAN M. DUNLAP, CHRISTOPHER S. LENTO, REMY BERNARDA, WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, STEVEN A. KRIEGSMAN, and RUDOLPH NISI,

Defendants,

and

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:18-cv-00903-KM-JBC
EXHIBIT B [PROPOSED] PRELIMINARY APPROVAL ORDER

Presented to the court for preliminary approval is a settlement of all claims asserted against all Defendants in the above-captioned actions. The terms of the Settlement are set out in a Stipulation of Settlement executed by counsel for the Settling Parties as of June 15, 2021 (“Stipulation”). All capitalized terms used herein have the meanings set forth and defined in the Stipulation, unless otherwise defined herein.

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The Court, upon reviewing the Stipulation, declares that it is hereby ORDERED, ADJUDGED AND DECREED as follows:

1.       SELLAS Life Sciences Group, Inc. was formerly known as Galena Biopharma, Inc. (“Sellas”).

2.       The Court retains exclusive jurisdiction over the above-captioned derivative action, to consider all further matters arising out of or connected with the Settlement.

3.       The Court preliminarily finds that the proposed Settlement should be approved as being fair, reasonable, adequate, and in the best interests of Sellas and its shareholders.

4.       In connection with preliminary approval of the proposed Settlement, the Court preliminarily finds, for purposes of the Settlement, that the Derivative Action was properly brought pursuant to Federal Rule of Civil Procedure 23.1 as shareholder derivative action on behalf of Sellas, and that Plaintiffs Larry Keller, Reed Johnson and James Keahey (“Plaintiffs”) have fairly and adequately represented the interests of Sellas shareholders in enforcing the rights of Sellas.

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5.       A hearing (“Final Hearing”) will be held on ____________ ____, 2021 at _:__ a.m./p.m. before the Honorable Kevin McNulty of the United States District Court for the District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, NJ 07101, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of Sellas and Sellas shareholders; (ii) consider any objections to the Settlement submitted in accordance with the notice in the form attached as Exhibit B-1 to the Stipulation (“Notice”); (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered, dismissing all claims in the Derivative Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ counsel of attorneys’ fees and for the reimbursement of expenses (“Fee and Expense Award”); (v) consider the payment of Service Awards to James Keahey, Daniel Grunfeld and James Jacobs to be paid from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

6.       Sellas shall cause the Notice of the proposed Settlement, in the form attached as Exhibit B-1 to the Stipulation, to be issued to set forth the date for the Final Hearing at which the Court will decide whether to grant final approval of the Settlement. The Notice shall also include the general terms of the proposed Settlement set forth in the Stipulation, contact information for Plaintiffs’ Counsel, the date of the Final Hearing, and shall note that a copy of the Stipulation of Settlement is posted on the Company’s website.

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7.       Within twenty (20) days of the entry of this Order, Sellas shall: (1) post a copy of the Notice and the Stipulation of Settlement on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice as an attachment to a Form 8-K filed with the Securities and Exchange Commission. The Notice shall provide a link to Sellas’s website where the Notice and Stipulation of Settlement may be viewed. Sellas shall be solely responsible for paying the costs and expenses related to providing Notice of the Settlement set forth in this paragraph.

8.       The Settling Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Sellas Shareholders pursuant to applicable law. Such notice is hereby found to be reasonable and sufficient under the circumstances, to comply with the provisions of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process of the United States Constitution, and to constitute due and sufficient notice to all Persons affected by the proposed Settlement and entitled to participate in the Final Hearing. Non-material changes to the form of the Notice may be made upon agreement by the Parties without further approval of the Court.

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9.       At least ten (10) days prior to the Final Hearing, counsel for Sellas shall file proof by declaration of the posting and publication of the Notice, as set forth in Paragraph 7 above.

10.       Any Sellas Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, to any term of the Stipulation, or to the proposed Fee and Expense Award and Service Awards, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Award and Service Awards; (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Sellas common stock the objector owned as of June 15, 2021, when the objector purchased or otherwise acquired such shares, and whether the objector still owns any such Sellas shares.

11.       The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court, District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse 50 Walnut Street Newark, NJ 07101, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:

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Counsel for Plaintiffs:

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Thomas J. McKenna

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, New York 10017

Counsel for Defendants and Sellas:

Shahzeb Lari

HUGHES HUBBARD & REED LLP

One Battery Park Plaza

New York, New York 10004

David Resnicoff

RILEY SAFER HOLMES & CANCILA LLP

70 W. Madison Street, Suite 2900

Chicago, IL 60602

Richard M. Strassberg

Caroline H. Bullerjahn

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

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An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Sellas Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in support of final approval of the Settlement shall be filed with the Court and served at least twenty-eight (28) days before the Final Hearing, and any submissions by the Parties in opposition to objections or in reply shall be filed with the Court no later than seven (7) days before the Final Hearing.

12.       Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

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13.       Defendants’ Counsel and Plaintiffs’ Counsel shall promptly furnish all Settling Parties with copies of any and all objections and notices of intention to appear that come into their possession.

14.       Pending final determination of whether the Settlement should be approved, Plaintiffs and all other Sellas Shareholders, and anyone who acts or purports to act on the behalf of Sellas or Sellas’s Shareholders, shall not institute, prosecute, participate in, or assist in the institution, prosecution, participation or assertion of, any Released Claim against any of the Released Persons.

15.       This Order shall become null and void, and shall be without prejudice to the rights of the Settling Parties if the Settlement is terminated in accordance with the Stipulation. In such event, paragraphs IX.13 and IX.15 of the Stipulation shall govern the rights of the Settling Parties.

16.       This Order shall not be construed or used as an admission, concession, or presumption by or against any of the Released Persons of any fault, wrongdoing, breach, or liability or as a waiver by any Settling Party of any arguments, defenses, or claims he, she, or it may have in the event that the Stipulation is terminated, nor shall it be used in any manner prohibited by paragraphs X.16 and X.17 of the Stipulation. In the event this Order becomes of no force or effect, it shall not be construed or used as an admission, concession, or presumption by or against the Released Persons or the Plaintiffs.

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17.       All proceedings in this action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Order. This Court retains exclusive jurisdiction over the Derivative Action to consider all further matters arising out of or connected with the Settlement.

18.       The Court reserves the right to approve the Stipulation and the Settlement with modifications agreed to by the Parties and without further notice to any Sellas Shareholders. The Court further reserves the right to adjourn the date of the Final Hearing or modify any other dates set forth herein without further notice to Sellas Shareholders and retains jurisdiction to consider all further matters related to the Derivative Action or the Settlement. The Court may decide to hold the Final Hearing telephonically or via video without further notice to Sellas shareholders. Any Sellas shareholder (or his, her or its counsel) who wishes to appear at the Final Hearing should consult the Court’s calendar and/or the Sellas corporate website for any change in date, time or format of the Final Hearing.

9

IT IS SO ORDERED.

DATED: ________________________	___________________________________
HONORABLE KEVIN McNULTY
U.S. DISTRICT COURT JUDGE

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EXHIBIT B-1

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

LARRY KELLER, Derivatively on Behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, RUDOLPH NISI,

Defendants,

and,

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:17-cv-01777-KM-JBC

Additional Caption On Next Page

REED JOHNSON and JAMES KEAHEY, derivatively on behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

MARK W. SCHWARTZ, RYAN M. DUNLAP, CHRISTOPHER S. LENTO, REMY BERNARDA, WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, STEVEN A. KRIEGSMAN, and RUDOLPH NISI,

Defendants,

and

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:18-cv-00903-KM-JBC
EXHIBIT B-1 NOTICE OF SHAREHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO OWNED SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.) (“Sellas”), COMMON STOCK AS OF JUNE 15, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF SELLAS (THE “DERIVATIVE ACTION”).

1

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, SHAREHOLDERS OF SELLAS AND SELLAS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

On June 15, 2021, SELLAS Life Sciences Group, Inc. (f/k/a Galena Biopharma, Inc.) (“Sellas”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the above-captioned shareholder derivative actions1 (the “Derivative Action”) filed in the U.S. District Court for the District of New Jersey, against certain current and former directors and officers of Sellas, and against Sellas as a nominal defendant. The Stipulation executed by counsel for the Settling Parties on June 15, 2021 and the settlement contemplated therein (the “Settlement”), including dismissal of all claims with prejudice in the Derivative Action, is subject to approval by the U.S. District Court for the District of New Jersey (the “Court”). The proposed Settlement requires Sellas to adopt certain policies for the commercialization of drugs, as outlined in Exhibit A to the Stipulation, and provides for a Fee and Expense Award to Plaintiffs’ Counsel in the amount of $270,000, all subject to Court approval.

This notice is a summary of the Settlement only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this notice, please see the full Stipulation by visiting Sellas’s website at https://www.sellaslifesciences.com/, or contact Plaintiffs’ Counsel at the addresses listed below. All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

The Derivative Action asserts claims based on the promotion and marketing of Abstral, a fentanyl-based pain medication sold by Sellas’ predecessor entity, Galena Biopharma, Inc. (“Galena”), from October 2013 until November 2015. In May 2015, a pain management clinic and affiliated pharmacy operated by two high-prescribing physicians of Abstral (Drs. Ruan and Couch) were shut down and the physicians arrested and ultimately found guilty, in February 2017, of a number of federal offenses, primarily relating to their over-prescribing of fentanyl-based medications. On September 8, 2017, following the receipt of a subpoena from the U.S. Attorney’s Office for the District of New Jersey requesting documents relating to the marketing and promotion of Abstral, Galena entered into a settlement with the United States Department of Justice, pursuant to which it agreed to a payment of $7.55 million to “resolve allegations under the civil False Claims Act.” In February 2017, shortly after Drs. Ruan and Couch’s trial, Galena and certain of its officers and directors were named as defendants in a putative class action alleging violations of the federal securities laws, filed in the United States District Court for the District of New Jersey and captioned In re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 2:17-cv-00929 (the “Securities Action”).

1 A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

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The Derivative Action alleges claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934, on behalf of Sellas in connection with the aforementioned issues, and against the individual Defendants. Specifically, the Derivative Action alleges that the individual Defendants failed to disclose that (i) (1) Galena allegedly violated various federal statutes in relation to its sale of Abstral; (2) Galena’s sales figures for Abstral were allegedly drawn from unsustainable sales and marketing practices and thus not indicative of future performance; and (3) as a result of the foregoing, Galena was allegedly exposed to criminal and civil liability. The Derivative Action also asserts claims relating to the alleged miscounting of shareholder votes relating to certain internal corporate issues addressed at Galena shareholder meetings in 2016 and 2017.

Sellas and the Defendants do not believe that these allegations have any merit and have filed motions to dismiss the Derivative Action. While the motions to dismiss were pending, the Settling Parties engaged in preliminary settlement negotiations. Eventually, the Settling Parties were able to reach agreement on the substantive terms of the settlement of the Derivative Action. Subsequently, the Settling Parties commenced negotiations as to a proposed Fee and Expense Award to Plaintiffs’ Counsel and thereafter reached an agreement on this issue, as well. The Settling Parties then memorialized their agreement as to the terms of the proposed settlement in a Settlement Term Sheet on March 2, 2021. The Stipulation with its accompanying exhibits was then prepared by the Settling Parties and executed by them on June 15, 2021.

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The Final Hearing and Your Right to Object to the Settlement

On _________ __, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein and providing for notice of the Settlement (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (“Final Hearing”), on _______ __, 2021 at _:__ a.m./p.m., before the Honorable Kevin McNulty of the United States District Court for the District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse 50 Walnut Street Newark, NJ 07101, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of Sellas and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Derivative Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses as requested in the Fee and Expense Award; (v) consider the payment to James Keahey, Daniel Grunfeld and James Jacobs of Service Awards in an amount up to $2,500 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Stipulation and the Settlement also resolve all claims asserted in another derivative action arising from the same facts, Jacobs v. Schwartz, et al., Case No. CIVMSC17-01222, (Calif. Sup. Ct., Contra Costa).

The Court may, in its discretion, change the date and/or time of the Final Hearing without further notice to you. The Court also has reserved the right to hold the Final Hearing telephonically or via video without further notice to you. If you intend to attend the Final Hearing, please consult the Court’s calendar and/or Sellas’s website at https://www.sellaslifesciences.com/ for any change in date, time or format of the Final Hearing.

Any Sellas Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed Fee and Expense Award and Service Awards, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Award and Service Awards; (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Sellas common stock the objector owned as of June 15 2021, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Sellas shares.

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The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court, District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse 50 Walnut Street Newark, NJ 07101, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:

Counsel for Plaintiffs:

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Thomas J. McKenna

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, New York 10017

Counsel for Defendants:

Shahzeb Lari

HUGHES HUBBARD & REED

One Battery Park Plaza

New York, NY 10004

David Resnicoff

RILEY SAFER HOLMES & CANCILA LLP

70 W. Madison Street, Suite 2900

Chicago, IL 60602

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Richard M. Strassberg

Caroline H. Bullerjahn

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Sellas Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in opposition to objections or in reply shall be filed with the Court no later than seven (7) days before the Final Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed above, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intent to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

If you are a current holder of Sellas common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

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PLEASE DO NOT CALL THE COURT

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EXHIBIT C

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

LARRY KELLER, Derivatively on Behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, RUDOLPH NISI,

Defendants,

and,

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:17-cv-01777-KM-JBC

Additional Caption On Next Page

\

REED JOHNSON and JAMES KEAHEY, derivatively on behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

MARK W. SCHWARTZ, RYAN M. DUNLAP, CHRISTOPHER S. LENTO, REMY BERNARDA, WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, STEVEN A. KRIEGSMAN, and RUDOLPH NISI,

Defendants,

and

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:18-cv-00903-KM-JBC
EXHIBIT C [PROPOSED] FINAL JUDGMENT

This matter came before the Court for a hearing pursuant to the Order of this Court entered on ____________ ____, 2021 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation of Settlement executed by counsel for the Settling Parties as of June 15, 2021 (the “Stipulation”). All capitalized terms used herein have the meanings set forth and defined in the Stipulation.

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The Court has received a declaration (1) attesting to the posting of the Notice and the Stipulation on the Company’s website, (2) publication of the Notice one time in an edition of Investor’s Business Daily; and (3) the filing of the Notice as an attachment to a Form 8-K filed with the Securities and Exchange Commission. Therefore, due and adequate notice having been given to Sellas Shareholders as required by the Preliminary Approval Order, and the Court having considered all papers filed and proceedings in the Derivative Action and otherwise being fully informed of the matters herein, and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

1.       This Court has jurisdiction over the subject matter of the Derivative Action, including the terms and conditions of the Stipulation and all exhibits thereto, and over the Settling Parties to the Stipulation.

2.       Based on evidence submitted by counsel for Sellas, the Court finds that the Notice was posted, published, and filed according to this Court’s Preliminary Approval Order. This Court further finds that the form and content of the Notice, as previously preliminarily approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process, and constituted due and sufficient notice of the matters set forth therein.

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3.       A full opportunity has been offered to Sellas Shareholders to object to the proposed Settlement and to participate in the hearing thereon, and, as such, all Sellas Shareholders are bound by this Order.

4.      The Settlement is found to be fair, reasonable, adequate and in the best interests of Sellas and Sellas Shareholders.

5.       The Court finds, for settlement purposes, that: (1) the Derivative Action was properly brought as a shareholder derivative suit pursuant to Federal Rule of Civil Procedure 23.1; and (2) Plaintiffs adequately represented the interests of Sellas Shareholders in enforcing the rights of Sellas.

6.       The Stipulation and the terms of the proposed Settlement set forth therein are, in all respects, hereby finally approved. The Settling Parties to the Stipulation are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

7.        In accordance with Paragraph III.o. of the Stipulation, for purposes of this Final Judgment, the term “Released Persons” means: (a) Sellas and the Defendants, as well as any person, partnership, bank, firm, corporation, limited liability company, trust or other entity or organization in which Sellas or any Defendant has a controlling interest or which is or was related to or affiliated with any of them; and (b) with respect to each of the Persons in subsection (a), their respective past, present or future directors and officers, including but not limited to Mark W. Schwartz, Ryan M. Dunlap, Christopher S. Lento, Remy Bernarda, William L. Ashton, Richard Chin, Irving M. Einhorn, Stephen Galliker, Mary Ann Gray, Sanford J. Hillsberg, Steven A. Kriegsman, and Rudolph Nisi, and their respective past, present or future employees, insurers, reinsurers, attorneys, agents, partners, principals, advisors, investment advisors, auditors, accountants, trustees, underwriters, investment bankers, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and anyone acting or purporting to act for or on behalf of any of them or their successors.

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8.        In accordance with Paragraph III.n. of the Stipulation, for purposes of this Final Judgment, the term “Released Claims” means: any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively “Claims”) against any of the Released Persons that have been, could have been, or could in the future be, asserted in the Derivative Actions or in any other derivative action in any other forum or proceeding by any Person (including but not limited to Plaintiffs) derivatively on behalf of Sellas, or by Sellas itself against any of the Released Persons that arise out of or are related, directly or indirectly, in any way to:

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(a)        any of the facts, matters, occurrences, actions, practices, conduct, events, transactions, statements, disclosures, representations, misrepresentations, omissions, or failures to act that were involved, set forth, referred to, asserted, alleged, or that could have been alleged in the Derivative Actions including, but not limited to, claims for securities law violations, breach of fiduciary duty, abuse of control, mismanagement, gross mismanagement, waste of corporate assets, unjust enrichment, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever; or

(b)        that would have been barred by res judicata had the Derivative Actions been fully litigated to a final judgment, provided that Released Claims shall not include claims to enforce the Settlement. Notwithstanding the foregoing, “Released Claims” also does not include the claims asserted in the Securities Action, In Re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 2:17cv929 (D. N.J.).

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9.        In accordance with Paragraph III.t. of the Stipulation, for purposes of this Final Judgment the term “Unknown Claims” shall mean: any Released Claims that Plaintiffs, Sellas or any Sellas Shareholder (claiming in the right of, or on behalf of, Sellas) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, Plaintiffs and Sellas stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party.

Plaintiffs and Sellas shall expressly waive, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.

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Plaintiffs, Sellas and any Sellas Shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs and Sellas shall expressly have, and every Sellas Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Sellas acknowledge, and every Sellas Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

10.        The Derivative Action and all claims contained therein, as well as all Released Claims, are hereby dismissed with prejudice in their entirety, on the merits, as against all Released Persons. Each party shall bear its own fees and costs, except as set forth herein.

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11.        Upon the Effective Date, Plaintiffs, Sellas and all current and former Sellas Shareholders, on behalf of themselves, and each of their respective personal representatives, Immediate Family, trustees, heirs, executors, administrators, parent entities, associates, affiliates, predecessors, successors and assigns, and any other Person claiming (now or in the future) to be acting on behalf of any of them, shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished, settled and discharged all Released Claims (including Unknown Claims) against the Released Persons and shall be permanently barred and enjoined from instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons, or assisting any Person in instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

12.        Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the defense, institution, prosecution, assertion, settlement, or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

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13.        Plaintiffs’ Counsel are hereby awarded attorneys’ fees and a reimbursement of expenses collectively totaling $270,000.00 (“Fee and Expense Award”). This Court finds that this amount is fair and reasonable under the facts and circumstances of this case. Payment of such award of attorneys’ fees and reimbursement of expenses shall be made in accordance with the provisions of the Stipulation.

14.        James Keahey, Daniel Grunfeld and James Jacobs are each awarded Service Awards in the amount of $2,500.00, which shall be funded from the Fee and Expense Award.

15.        This Final Judgment, the Stipulation and all of its provisions, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, and any matters arising in connection with such negotiations, proceedings or agreements, and any acts performed or documents executed pursuant to or in furtherance of this Stipulation:

(a)       shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

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(b)       shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in any of the Derivative Actions or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

(c)       shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

(d)       shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release of Released Claims and other liability protections granted them hereunder;

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(e)       shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

(f)       shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit; and

(g)       shall not, in the event of a Termination, be used by any Party for any purpose in any trial in any of the Derivative Actions, provided that, any Party may file or introduce this Stipulation and/or the Final Judgment in any action or proceeding that may be brought to enforce the terms of this Stipulation and/or the Final Judgment, or any action or proceeding related to rights or claims of Defendants relating to indemnification and/or advancement in connection with the Derivative Actions.

16.        Except in the event of a Termination, the Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Derivative Actions were brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the terms of this Settlement were negotiated at arms’ length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel.

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17.        Without in any way affecting the finality of this Final Judgment, this Court shall retain jurisdiction over the Settling Parties to the Stipulation and the Released Persons with respect to all matters related to the Derivative Action and over all proceedings related to the implementation and enforcement of the terms of the Stipulation, including all matters pertaining to requests for attorneys’ fees and expenses.

18.       This Settlement shall be a final and complete resolution of all disputes among the parties. No party to the Stipulation may assert in any forum that any of the Derivative Actions were brought, commenced or prosecuted by the Plaintiffs or their counsel in bad faith or that the Derivative Actions were not filed or raised in good faith or were not settled voluntarily after negotiating at arm’s-length and in good faith after consultation with competent legal counsel.

19.       Nothing in this Final Judgment constitutes or reflects a waiver, release or discharge of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives.

20.       The Settling Parties are hereby authorized, without further approval of the Court, to unanimously agree to and adopt in writing such amendments, modifications, and expansions of the Stipulation and all exhibits attached thereto, provided that such amendments, modifications, and expansions of the Stipulation are done in accordance with the terms of Paragraph XI.19 of the Stipulation, are not materially inconsistent with this Final Judgment and do not materially limit the rights of Sellas Shareholders or the Released Persons under the Stipulation.

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21.       In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation, and the provisions of Paragraph IX.15 of the Stipulation shall apply.

22.       The provisions of this Final Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of judgment. The Clerk is hereby directed to immediately enter this Final Judgment.

IT IS SO ORDERED.

DATED: ________________________	__________________________________
HONORABLE KEVIN McNULTY
U.S. DISTRICT COURT JUDGE

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